EXHIBIT 10.14
CENTENE CORPORATION
Restricted Stock Agreement Granted Under
2012 Stock Incentive Plan

THIS AGREEMENT is entered into by Centene Corporation, a Delaware corporation (hereinafter the “Company”), and the undersigned Director of the Company (hereinafter the “Participant”).
WHEREAS, the Company desires to align the long-term interests of its directors with those of the Company by providing the ownership interest granted herein;
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:
1.Issuance of Shares.
The Company is issuing to the Participant as of ______, subject to the terms and conditions set forth in this Agreement and in the Company’s 2012 Stock Incentive Plan (the “Plan”), ______ shares (the “Shares”) of common stock, $.001 par value, of the Company (“Common Stock”). The Participant agrees that the Shares shall be subject to the purchase option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.
2.Purchase Option.
The Company shall have the right and option (the “Purchase Option”) to purchase some or all of the Shares from the Participant for a sum of $.001 per Share (the “Option Price”), subject to the following:
(a)The Company may not exercise the Purchase Option until such time, if any, as the Participant ceases to be a director of the Company for a reason other than the Participant’s death or “permanent and total disability” (as defined in the first sentence of Section 22(e)(3), or any successor provision, of the Internal Revenue Code of 1986, as amended from time to time).
(b)It is understood and expected that the Participant will attend all or substantially all Board events in person or by telephone. If, as determined by the Board, the Participant is absent from a significant number of Board events, the Company may exercise the Purchase Option. While not limiting the discretion of the Board, it is understood and expected that absences are more likely to be excused if they result from a family or personal emergency such as death, illness or similar unexpected event. Also, while not limiting Board discretion, it is understood and expected that absences are less likely to be excused if they result from business conflicts or emergencies.
(c)Subject to the first sentence of Section 3(c), the Company may not exercise the Purchase Option upon or after the earliest to occur of (i) the date of the first annual meeting of stockholders of the Company (or any special meeting held in lieu of such annual meeting) to occur after the date of this Agreement, (ii) the occurrence of a Change in Control (as defined below) and (iii) the death of the Participant.
For purposes of clarity (and without limiting the foregoing), if the Participant is not absent from any of the specified Board events and continues to serve as a director of the Company until the date of the first annual meeting of stockholders of the Company (or any special meeting held in lieu of such annual meeting) to occur after the date of this Agreement, the Company shall never be entitled to exercise the Purchase Option with respect to any of the SharesA “Change in Control” shall be deemed to have occurred if any of the events set forth in any one of the following clauses shall occur: (i) any Person (as defined in section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such term is modified in sections 13(d) and 14(d) of the Exchange Act), excluding a group of persons including the Participant, is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the

Exchange Act), directly or indirectly, of securities of the Company representing forty percent or more of the combined voting power of the Company’s then-outstanding securities; (ii) individuals who, as of the date of this Agreement, constitute the Board of Directors of the Company (the “Incumbent Board”), cease for any reason to constitute a majority thereof (provided, however, that an individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the directors then comprising the Incumbent Board shall be included within the definition of Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual election contest (or such terms used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company); or (iii) the stockholders of the Company consummate a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.
3.Exercise of Purchase Option and Closing.
(a)The Company may exercise the Purchase Option under Section 2(a) by delivering or mailing to the Participant (or his or her estate) a written notice of exercise, within 90 days after the date on which the Participant ceases to be a director of the Company (regardless of the deadlines specified in Section 2(c)). The Company may exercise the Purchase Option under Section 2(b) by delivering or mailing to the Participant prior to the date of the first annual meeting of stockholders of the Company (or any special meeting held in lieu of such annual meeting) to occur after the date of this Agreement, a written notice of exercise of the Purchase Option. Any notice to exercise the Purchase Option under Section 2(a) or 2(b) shall specify the number of Shares to be purchased. If and to the extent the Purchase Option under Section 2(a) or 2(b) is not so exercised by the giving of such a notice, the Purchase Option shall automatically expire and terminate.
(b)Within 10 days after delivery to the Participant of the Company’s notice of the exercise of the Purchase Option pursuant to subsection (a) above, the Participant (or his or her estate) shall, pursuant to the provisions of the Joint Escrow Instructions referred to in Section 5 below, tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Promptly following its receipt of such certificate or certificates, the Company shall pay to the Participant the aggregate Option Price for such Shares (provided that any delay in making such payment shall not invalidate the Company’s exercise of the Purchase Option with respect to such Shares).
(c)After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.
(d)The Option Price is payable in cash (by check).
(e)The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).
(f)The Company may assign its Purchase Option to one or more persons or entities.

4.Restrictions on Transfer.
(a)The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, that are subject to the Purchase Option, except that the Participant may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the Purchase Option) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.
5.Escrow.
The Participant shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The Joint Escrow Instructions shall be delivered to the Secretary of the Company, as escrow agent thereunder. The Participant shall deliver to such escrow agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit B, and hereby instructs the Company to deliver to such escrow agent, on behalf of the Participant, the certificate(s) evidencing the Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.
6.Restrictive Legends.
All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:
“The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”
7.Provisions of the Plan.
(a)This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.
(b)As provided in the Plan, upon the occurrence of a Reorganization Event (as defined in the Plan), the repurchase and other rights of the Company hereunder shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Shares under this Agreement. If, in connection with a Reorganization Event, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

8.Withholding Taxes; Section 83(b) Election.
(a)The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Participant or the lapse of the Purchase Option.
(b)The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are purchased rather than when and as the Company’s Purchase Option expires by filing an election under Section 83(b) of the Internal Revenue Code of 1986 with the I.R.S. within 30 days from the date of purchase.
THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.
9.Miscellaneous.
(a)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(b)Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
(c)Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.
(d)Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or her or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9(d).
(e)Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
(f)Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
(g)Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.
(h)Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(i)Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Bryan Cave LLP, is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
CENTENE CORPORATION

______________________________
By:

________________________________
[Director Name]